UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, the Board of Directors of Portola Pharmaceuticals, Inc. (“Portola”) approved the Portola Executive Severance Benefits Agreement to be entered into between Portola and certain of its officers (the “Severance Plan”). The Severance Plan supersedes the 2006 Executive Change in Control Severance Benefit Agreements previously entered into with certain officers of Portola, as well as any other severance arrangements with such individuals. The Severance Plan provides benefits following a Covered Termination or a Covered Termination Following a Change in Control, each as defined in the Severance Plan, including salary continuance, the payment of pro-rata bonuses, continued coverage under Portola’s health, dental or vision plans, and the accelerated vesting of outstanding options to purchase Portola’s common stock (the “Benefits.”) The Benefits are available to Portola’s Vice Presidents, Senior Vice Presidents, Executive Vice Presidents and Chief Executive Officer over a limited period of months, as set forth in the Severance Plan.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits.

10.1 Form of Executive Severance Benefits Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: July 2, 2014	By: /s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer